SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 205490

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OFTHE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2019

MMEX RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-152608	26-1749145
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3616 Far West Blvd., #117-321

Austin, Texas 78731

(Address of principal executive offices)

Registrant’s telephone number, including area code: (855) 880-0400

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Securities registered pursuant to Section 12(b) of the Act: N/A

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Deﬁnitive Agreement.

We have previously reported that, effective October 9, 2018, the Company issued and delivered to GS Capital Partners, LLC (“GS”) a 10% convertible debenture in the principal amount of $600,000 and that affiliates of Jack W. Hanks and Bruce Lemons, our directors, have pledged their shares of Class B Common Stock (constituting 100% of the outstanding shares of Class B Common Stock) to GS to secure the repayment of the debenture by the Company.

Effective July 30, 2019, the parties amended the GS pledge agreement so that the newly issued shares of Series A Preferred Stock described in Item 5.03 below will be pledged to GS in lieu of the shares of Class B Common Stock previously pledged to GS.

Item 3.02 Unregistered Sales of Equity Securities

We intend to issue 15,000,000 shares of Class A Common Stock to Maple Resources Corporation pursuant to its conversion of the 15,000,000 outstanding shares of Class B Common Stock of the Company into shares of Class A Common Stock on a share-for-share basis. Such conversion by Maple Resources Corporation was effected in connection with the issuance of 1,000 shares of our Series A Preferred Stock to Maple Resources Corporation and the amendment of the GS pledge agreement as described in this report.

The issuances described in this Item 3.02 are exempt from registration pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 30, 2019, we filed a certificate of designations with the Secretary of State of Nevada to establish the Series A Preferred Stock, consisting of 1,000 shares. The Series A Preferred Stock has no redemption, conversion or dividend rights; however, the holders of the Series A Preferred Stock voting separately as a class, shall have the right to vote on all shareholder matters equal to fifty-one percent (51%) of the total vote.

The purpose of creating the Series A Preferred Stock was to maintain the collateral value of the equity securities of the Company pledged to lenders to secure the repayment of outstanding indebtedness of the Company. Due to the percentage ownership dilution arising from the issuance of convertible notes by the Company, the voting power of the Class B Common Stock previously pledged to lenders had been impaired. The Series A Preferred Stock restores the voting power that was initially pledged to the lenders.

Pursuant to Nevada law, the certificate of designations was adopted by a resolution of our board of directors. Shareholder approval was neither required nor solicited.

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Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3.1	Certificate of designations of Series A Preferred Stock

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMEX Resources Corporation

Date: August 1, 2019	By:	/s/ Jack W. Hanks
Jack W. Hanks
President and Chief Executive Officer

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